New York Life Investments ETF Trust 485BPOS

Exhibit (h)(6)(a)

Execution Version

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

THIS AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT (“Amendment”) is made as of August 20, 2024, by and between THE BANK OF NEW YORK MELLON, (“Bank”), and INDEXIQ ETF TRUST (the “Client”), with respect to each of the funds identified on Attachment 1 to the Agreement (as defined below), as amended, modified or supplemented from time to time (each a “Lender” and collectively the “Lenders”).

WHEREAS, the Client and Bank have entered into a certain Securities Lending Authorization Agreement dated as of February 13, 2012 (as amended, modified or supplemented from time to time, the “Agreement”); and

WHEREAS, the Client has informed Bank that IndexIQ ETF Trust on or about August 28, 2024 (the “Effective Date”) it will change its legal name to New York Life Investments ETF Trust:

WHEREAS, the Client and Bank desire to amend the Agreement in certain respects as hereinafter provided:

NOW, THEREFORE, the parties hereto, each intending to be legally bound, do hereby agree as follows:

1.          From and after the Effective Date, the Agreement is hereby amended by deleting all references to “IndexIQ ETF Trust” and replacing them with references to “New York Life Investments ETF Trust”.

2           From and after the Effective Date, the Agreement is hereby amended by deleting Attachment 1 therefrom in its entirety and substituting in lieu thereof a new Attachment 1 identical to that which is attached hereto as Exhibit A.

3.          Except as expressly amended hereby, all of the provisions of the Agreement shall continue in full force and effect; and are hereby ratified and confirmed in all respects. Upon the effectiveness of this Amendment, all references in the Agreement to “this Agreement” (and all indirect references such as “herein”, “hereby”, “hereunder” and “hereof”) shall be deemed to refer to the Agreement as amended by this Amendment.

4.          This Amendment may be executed in two or more counterparts, each of which shall be an original, but all of which shall constitute but one agreement.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date set forth above.

THE BANK OF NEW YORK MELLON		INDEXIQ ETF TRUST

By:	/s/ Matthew Knoblock	By:	/s/ Jack R. Benintende
		Name:	Jack R. Benintende
Name:	/s/ Matthew Knoblock	Title:	Vice President

Title:	/s/ Director

THE BANK OF NEW YORK MELLON

By:	/s/ David Dinardo

Name:	David Dinardo

Title:	Managing Director

EXHIBIT A

to

AMENDMENT TO SECURITIES LENDING AUTHORIZATION AGREEMENT

which Amendment is effective as of August 28, 2024, by and between
THE BANK OF NEW YORK MELLON (“Bank”) and INDEXIQ ETF TRUST (the “Client”)

ATTACHMENT 1

to

SECURITIES LENDING AUTHORIZATION AGREEMENT

dated February 13, 2012

by and between

THE BANK OF NEW YORK MELLON (“Bank”) and INDEXIQ ETF TRUST (the “Client”)

on behalf of various Lenders identified therein

LIST OF LENDERS

The following is the list of the “Lenders” referred to in the Securities Lending Authorization Agreement dated February 13, 2012, by and between THE BANK OF NEW YORK MELLON and the INDEXIQ ETF TRUST, as Client.

Current Lender Name	New Lender Name	Ticker	CUSIP	EIN #	BNY Acct #	Inception Date
IQ Hedge Multi - Strategy Tracker ETF	NYLI Hedge Multi - Strategy Tracker ETF	QAI	45409B107	26-3104022	263076	3/25/2009
IQ Merger Arbitrage ETF	NYLI Merger Arbitrage ETF	MNA	45409B800	90-0458077	212156	11/17/2009
IQ CBRE NextGen Real Estate ETF	NYLI CBRE NextGen Real Estate ETF	ROOF	45409B628	45-2218149	261571	6/14/2011
IQ Candriam U.S. Mid Cap Equity ETF	NYLI Candriam U.S. Mid Cap Equity ETF	IQSM	45409B248	88-3603530	240413	10/25/2022
IQ FTSE International Equity Currency Neutral ETF	NYLI FTSE International Equity Currency Neutral ETF	HFXI	45409B560	47-3906297	447594	7/16/2015
IQ 500 International ETF	NYLI 500 International ETF	IQIN	45409B362	83-2325216	478995	12/13/2018
IQ Candriam U.S. Large Cap Equity ETF	NYLI Candriam US Large Cap Equity ETF	IQSU	45409B461	84-3671975	139522	12/17/2019
IQ Candriam International Equity ETF	NYLI IQ Candriam International Equity ETF	IQSI	45409B453	84-3652172	139473	12/17/2019
IQ Healthy Hearts ETF	NYLI Healthy Hearts ETF	HART	45409B321	85-3460385	156481	1/12/2021
IQ Engender Equality ETF	NYLI Engender Equality ETF	EQUL	45409B313	87-2077879	465824	10/07/21
IQ Cleaner Transport ETF	NYLI Cleaner Transport ETF	CLNR	45409B297	87-2087718	465826	10/07/21
IQ Clean Oceans ETF	NYLI Clean Oceans ETF	OCEN	45409B289	87-2110169	465852	10/07/21
IQ U.S. Large Cap R&D Leaders ETF	NYLI U.S. Large Cap R&D Leaders ETF	LRND	45409B263	87-3369796	222959	12/14/21
IQ Global Equity R&D Leaders ETF	NYLI Global Equity R&D Leaders ETF	WRND	45409B255	87-3364725	222963	12/14/21

3